UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF

THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[ ]	Definitive Information Statement

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

(Name of Registrant as Specified In Its Charter)

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KIWA BIO-TECH PRODUCTS GROUP CORPORATION

310 N. Indian Hill Blvd., #702

Claremont, CA 91711

(626) 715-5855

December 15, 2015

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, $.001 par value (the “Common Stock”) and preferred stock (the “Preferred Stock”) of Kiwa Bio-Tech Products Group Corporation (the “Company”). We are sending you this Information Statement to inform you that on December 14, 2015, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Certificate of Incorporation to (1) effect a reverse stock split of the Company’s Common Stock and (2) reduce the number of authorized Company Common Shares from 400,000,000 to 100,000,000. Thereafter, on December 14, 2015, pursuant to the By-Laws of the Company and applicable Delaware law, stockholders holding seventy-five percent (75%) of the votes entitled to be cast on the aforementioned two matters (identified in the section entitled “Voting Securities and Principal Holders Thereof”) adopted a resolution to authorize the Board of Directors, in its sole discretion, to effect a reverse split of the Company’s Common Stock based upon a ratio not less than one-for-thirty and not to exceed one-for-two hundred. It is the Board’s current intent to declare a reverse split of one-for-two hundred shares. In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may, in its sole discretion, determine to adopt a ratio of less than one-for-two hundred shares or determine not to effect, and abandon, the reverse stock split without further action by our stockholders. In addition, the stockholders adopted a resolution to authorize the Board of Directors, in its sole discretion, to reduce the number of authorized shares of Company Common Stock from 400,000,000 to 100,000,000.

The Board of Directors believes that the proposed reverse stock split and reduction in authorized capital is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of our Common Stock. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and a majority of the stockholders of the Company.

This Information Statement is being mailed on or about December __, 2015 to stockholders of record on December 17, 2015 (the “Record Date”).

/s/ Jimmy Ji Zhou
Jimmy Ji Zhou, President

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

310 N. Indian Hill Blvd., #702

Claremont, CA 91711

(626) 715-5855

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $6,500.00, will be paid by the Company.

ABOUT THE INFORMATION STATEMENT

What Is The Purpose Of The Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify the Company’s shareholders, as of the close of business on December 17, 2015 (the “Record Date”), of corporate action taken pursuant to the consent or authorization of certain shareholders of the Company. Shareholders holding the power to vote in excess of a majority of the Company’s outstanding common stock have acted upon the corporate matters outlined in this Information Statement, consisting of the following:

To amend the Company’s Certificate of Incorporation to:

(1) effect a reverse stock split of the Company’s Common Stock, and

(2) reduce the number of authorized Company Common Shares from 400,000,000 to 100,000,000.

The aforementioned action is hereinafter referred to collectively as the “Proposals”.

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Who Is Entitled To Notice?

Each holder of an outstanding share of common stock or voting preferred stock of record on the close of business on the Record Date will be entitled to notice of each matter voted upon pursuant to consents or authorizations by certain shareholders who, as of the close of business on the Record Date, were entitled to cast seventy-five percent (75%) of the votes entitled to vote in favor of the Proposals. Under Delaware corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval by the holders of seventy-five percent (75%) of the votes entitled to be cast on the matter in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What Corporate Matters Did The Majority of the Shareholders Vote For And How Did They Vote?

As of December 14, 2015, the Company had received executed consents from shareholders entitled to cast seventy-five percent (75%) of the total eligible votes, which means that a majority of the votes entitled to be cast on the Proposals were in fact cast. The Shareholders provided consent with respect to the following matters:

To amend the Company’s Certificate of Incorporation to:

(1) effect a reverse stock split of the Company’s Common Stock, and

(2) reduce the number of authorized Company Common Shares from 400,000,000 to 100,000,000.

What Vote Is Required To Approve The Proposal?

With respect to the Proposals, the affirmative vote of a majority of the votes entitled to be cast on the Proposals was required for approval of the Proposals. Certain of the Company’s shareholders have voted in favor of the Proposals and these shareholders represented seventy-five percent (75%) of the votes entitled to be cast on the Proposals. These shareholders were entitled to cast seventy-five percent (75%) of the votes eligible to be cast on the Proposals. Accordingly, these shareholders had sufficient voting shares to approve the Proposals.

Shareholders Who Voted In Favor Of The Proposal

The holders of the Company’s Series A Preferred shares have voting rights equal to an aggregate of seventy-five percent (75%) of the total votes entitled to be cast on any matter which is put to a vote of the Company’s shareholders. The table below indicates all of the holders of shares of the Company’s Series A Preferred stock that have voted in favor of the Proposal.

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	Shares of Series A Preferred Stock Voted on the Record Date
Name	Number	Percent of Vote (1)

Yvonne Wang	250,000	37.5%
Feng Li	250,000	37.5%

Total	500,000	75.0%

(1)	Applicable percentage of ownership of Series A Preferred Stock is based on 500,000 shares of Series A preferred stock outstanding as of the Record Date.

BACKGROUND

1. Organizational History

We are the result of a share exchange transaction completed in March 2004 between the shareholders of Tintic Gold Mining Company (“Tintic”), a corporation originally incorporated in the state of Utah on June 14, 1933 to perform mining operations in Utah, and the shareholders of Kiwa Bio-Tech Products Group Ltd. (“Kiwa BVI”), a company originally organized under the laws of the British Virgin Islands on June 5, 2002. The share exchange resulted in a change of control of Tintic, with former Kiwa BVI stockholders owning approximately 89% of Tintic on a fully diluted basis and Kiwa BVI surviving as a wholly-owned subsidiary of Tintic. Subsequent to the share exchange transaction, Tintic changed its name to Kiwa Bio-Tech Products Group Corporation. On July 21, 2004, we completed our reincorporation in the State of Delaware.

We established our subsidiary in China, Kiwa Bio-Tech Products (Shandong) Co., Ltd. (“Kiwa Shandong”) in 2002 and Tianjin Kiwa Feed Co., Ltd. (“Kiwa Tianjin”) in July 2006. Effective on July 11, 2012, the Company dissolved Kiwa Tianjin.

2. Overview of Business

We develop, manufacture, distribute and market innovative, cost-effective and environmentally safe bio-technological products for agriculture. Our products are designed to enhance the quality of human life by increasing the value, quality and productivity of crops and decreasing the negative environmental impact of chemicals and other wastes.

Bio-fertilizers

We have developed a number of bio-fertilizers and are continuing to develop new products in this area. In 2002, Kiwa BVI chartered Kiwa Shandong, a wholly-owned subsidiary organized under the laws of the PRC, as its offshore fertilizer manufacturing base to capitalize on low cost, high quality manufacturing advantages available in China. In October 2003, Kiwa Shandong completed the first phase of construction of its manufacturing facility in Shandong Province, China. In November 2003, Kiwa Shandong began shipping its bio-fertilizer products to the agricultural market in China. Since then, we have been devoted to expanding our market share.

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In June 2008, Kiwa Shandong received approval from the Ministry of Commerce of the PRC to sell fertilizer products of other manufacturers on a wholesale basis, including chemical fertilizers, complex fertilizers, and compound fertilizers. Based on applicable tax laws in China, these products will be exempt from value-added tax.

During the last three years, the Company did not produce any products, had no market and failed to generate any revenue of material importance.

We have developed six bio-fertilizer products with bacillus spp and/or photosynthetic bacteria as core ingredients. Some of our products contain ingredients of both photosynthesis and bacillus bacteria. Bacillus spp is a species of bacteria that interacts with plants and promotes biological processes. It is highly effective for promoting plant growth, enhancing yield, improving quality and elevating resistances. Photosynthetic bacteria are a group of green and purple bacteria. Bacterial photosynthesis differs from green plant photosynthesis in that bacterial photosynthesis occurs in an anaerobic environment and does not produce oxygen. Photosynthetic bacteria can enhance the photosynthetic capacity of green plants by increasing the utilization of sunlight, which helps keep the photosynthetic process at a vigorous level, enhances the capacity of plants to transform inorganic materials to organic products, and boosts overall plant health and productivity.

Our bacillus bacteria based fertilizers are protected by patents. In 2004, we acquired patent no. ZL 93101635.5 entitled “Highly Effective Composite Bacteria for Enhancing Yield and the Related Methodology for Manufacturing” from China Agricultural University (“CAU”) for the aggregate purchase of $480,411, consisting of $60,411 in cash and 1,000,000 shares of our common stock, valued at $0.42 per share (aggregate value of $420,000). Our photosynthetic bacteria based fertilizers are also protected by trade secret laws.

The patent acquired from CAU covers six different species of bacillus which have been tested as bio-fertilizers to enhance yield and plant health. The production methods of the six species are also patented. The patent has expired on February 19, 2013.There are no limitations under this agreement on our exclusive use of the patent. Pursuant to our agreement with CAU, the University agreed to provide research and technology support services at no additional cost to us in the event we decide to use the patent to produce commercial products. These research and technology support services include: (1) furnishing faculty or graduate-level researchers to help bacteria culturing, sampling, testing, trial production and production formula adjustment; (2) providing production technology and procedures to turn the products into powder form while keeping live required bacteria in the products; (3) establishing quality standards and quality control systems; (4) providing testing and research support for us to obtain necessary sale permits from the Chinese government; and (5) cooperation in developing derivative products.

On January 5, 2011, the State Intellectual Property Office of the PRC (“Intellectual Property Office”) granted Kiwa Shandong two Certificates of Patent of Invention for (1) “A cucumber dedicated composite anti-continuous cropping effect probiotics and their specific strains with related application” with patent number of “ZL 2008 1 0144492.6”; and (2) “Cotton dedicated composite anti-continuous cropping effect probiotics and their special strains with related application” with patent number of “ZL 2008 1 0144491.1” These two patents have been developed by Kiwa-CAU R&D Center. These two patents will expire on August 5, 2028. These two patents can be used to develop specific environment-friendly bio-fertilizer.

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We have obtained five fertilizer registration certificates from the Chinese government - four covering our bacillus bacteria fertilizer and one covering our photosynthetic bacteria fertilizer. The five registration certificates are: (1) Microorganism Microbial Inoculum Fertilizer Registration Certificate issued by the PRC Ministry of Agriculture; (2) Photosynthetic Bacteria Fertilizer Registration Certificate issued by the PRC Ministry of Agriculture; (3) Amino Acid Foliar Fomular Fertilizer Registration Certificate issued by the PRC Ministry of Agriculture; (4) Organic Fertilizer Registration Certificate issued by Agriculture Department of Shandong Province; and (5) Organic Matter-Decomposing Inoculants Registration Certificate issued by the PRC Ministry of Agriculture on February 16, 2008. Protected by these five fertilizer registration certificates and five trademarks under the names of “KANGTAN” (Chinese translation name for Kiwa), “ZHIGUANGYOU,” “PUGUANGFU,” “JINWA” and “KANGGUAN,” we have developed six series of bio-fertilizer products with bacillus spp and/or photosynthetic bacteria as core ingredients. Valid period of fertilizer registration certificates is five years and be extended for another five years upon application from the owner of fertilizer registration certificates.

Kiwa-CAU Research and Development Center

In July 2006, we established a new research center with CAU through our subsidiary, Kiwa Shandong, which known as Kiwa-CAU Bio-Tech Research & Development Center (the “Kiwa-CAU R&D Center”). Pursuant to an agreement between CAU and Kiwa Shandong dated November 14, 2006, Kiwa Shandong agreed to contribute RMB 1 million (approximately $165,188) each year to fund research at Kiwa-CAU R&D Center. Under the above agreement, the Kiwa-CAU R&D Center is responsible for fulfilling the overall research-and-development functions of Kiwa Shandong, including: (1) development of new technologies and new products (which will be shared by Kiwa and CAU); (2) subsequent perfection of existing product-related technologies; and (3) training quality-control personnel and technicians and technical support for marketing activities. The Company has spent $162,715 and $162,752 for its research and development activities during the years ended December 31, 2014 and 2013, respectively. The costs incurred by Company’s research and development activities are not borne directly by customers.

During fiscal 2014, Kiwa-CAU R&D Center had successfully isolated several strains of endophytic bacillus from plants. A number of strains had been observed to have the capability of boosting crop yield and dispelling chemical pesticide residual from soil. These strains could be used for developing not only new biological preparation but also environmental protection preparation.

The Board of Directors believes that the proposed reverse stock split and reduction in authorized shares of Common Stock is beneficial to the Company because it provides the Company with the flexibility it needs to raise additional capital consistent with its Business Plan and reduces the Company’s franchise tax burden.

No further action on the part of stockholders will be required to either implement or abandon the reverse stock split or reduction in authorized capital. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split and/or reduction in authorized capital if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s stockholders.

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CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all Company’s Common Stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the Company’s Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of the Company’s Common Stock outstanding before the reverse stock split.

While the Company believes that the net result of the reverse split will be that the per share price of the Company’s Common Stock will increase, if the reverse stock split is effected, there is no guarantee that the resulting per-share stock price will, in fact, do so.

A decline in the market price of the Company’s Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Company’s Common Stock could be adversely affected following such a reverse stock split.

IMPACT OF THE PROPOSED REVERSE STOCK SPLIT IF IMPLEMENTED

If approved and effected, the reverse stock split will be realized simultaneously for all of the Company’s Common Stock and the ratio will be the same for all of the Company’s Common Stock. All fractional interests resulting from the reverse split will be rounded up to the nearest whole share (see EFFECT ON FRACTIONAL SHAREHOLDERS, below). The reverse stock split will affect all of the Company’s stockholders uniformly, however, the rounding of fractional shares may affect certain stockholders’ percentage ownership interests and proportionate voting power in the Company. Despite the fact that the number of authorized shares of the Company’s Common Stock will be reduced, the reverse stock split will significantly increase the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action.

The principal effect of the reverse stock split will be that:

●	At a ratio of one-for 200, the number of shares of the Company’s Common Stock issued and outstanding will be reduced from 400,000,000 shares (as of December 14, 2015) to approximately 2,000,000;

●	the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into the Company’s Common Stock will be reduced proportionately; and

●	proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of the Company’s Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split.

In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

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EFFECT ON FRACTIONAL STOCKHOLDERS

All fractional interests resulting from the reverse split will be rounded up to the nearest whole share.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

Upon a reverse stock split, we intend to treat stockholders holding the Company’s Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

EFFECT ON REGISTERED CERTIFICATED SHARES

Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Corporate Stock Transfer, Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate, you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AUTHORIZED SHARES

The reverse stock split would affect all issued and outstanding shares of the Company’s Common Stock and outstanding rights to acquire the Company’s Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Company’s Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company’s Common Stock issued and outstanding based on the reverse stock split ratio. As of December 14, 2015, we had 400,000,000 shares of authorized Common Stock and 400,000,000 shares of Common Stock issued and outstanding together with 10,000,000 shares of Preferred Stock and 100,000,000 shares issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of the Company’s Common Stock will be diluted. In order to offset the large number of resulting authorized but unissued shares, we are concurrently reducing our authorized shares of Common Stock from 400,000,000 to 100,000,000, which will result in 98,000,000 shares of authorized but unissued shares of Common Stock and 19,500,000 authorized but unissued shares of Preferred Stock.

ACCOUNTING MATTERS

The stated capital attributable to the Company’s Common Stock on its balance sheet will be unchanged. The per-share net income or loss and net book value of the Company’s Common Stock will be restated because there will be fewer shares of the Company’s Common Stock outstanding.

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PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

If the Board of Directors decides to implement the reverse stock split, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Exhibit A to this information statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

NO APPRAISAL RIGHTS

Under applicable Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

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Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

ADVANTAGES AND DISADVANTAGES OF DECREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of decreasing the Company’s authorized common stock. The Company believes that the impact of reducing its authorized capital is largely mitigated by the concurrent reverse split. As a result of these concurrent transactions, authorized but unissued Company Common Shares are increased from zero to ninety-eight million (98,000,000). The Company believes that this increased number of authorized but unissued Common Shares will facilitate:

●	The ability to raise capital by issuing capital stock under future financing transactions, if any.

●	To have shares of common stock available to pursue business expansion opportunities, if any.

●	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. Notwithstanding, a takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer Company stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt such provisions or enter into agreements that may have material anti-takeover consequences.

Disadvantages of this action include the following:

●	The issuance of additional authorized but unissued shares of Common Stock could result in decreased net income per share which could result in dilution to existing shareholders.

●	In the long run, the Company may be limiting the number of authorized but unissued shares it can issue in the future without a further amendment of its Certificate of Incorporation. Notwithstanding, the Company believes that maintaining 80,000,000 authorized but unissued Common shares will cover all of its reasonably foreseeable requirements.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of December 14, 2015, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Unless noted, the address for the following beneficial owners and management is 310 N. Indian Hill Blvd., #702, Claremont, CA 91711.

The percentages below are calculated based on 400,000,000 shares (as of December 14, 2015) of Kiwa Bio-Tech Products Group Corporation Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Age	Title	Beneficially Owned (3)		Percent of Class

COMMON STOCK

Officers and Directors

Jimmy Ji Zhou	48	Director, President, CEO;	0		0%
		Interim Chief Financial Officer	0		0%
Yvonne Wang	37	Chairman of the Board; Director, COO	0		0%
Feng Li	27	Director, Secretary	13,064,794	(1)	3.3%
Qi Wang	48	Director and Vice President-Technical	1,000,000	(2)	*
Yong Chang Wu	45	Director	0		0%
Xiang Rong Chen	50	Vice President—Sales and Marketing	0		0%

Officers and Directors as a Group (total of 6 persons)			14,064,794		3.5%

5% Stockholders
None

SERIES A PREFERRED STOCK

Yvonne Wang	37	Chairman of the Board; Director, COO	250,000		50.0%
Feng Li	27	Director, Secretary	250,000		50.0%
* Less than 1%

(1)	Includes 12,356,672 shares of common stock (3.1% of all shares outstanding) held by All Star Technology, Inc., a British Virgin Islands international business company. Feng Li’s father, Wei Li, exercises voting and investment control over the shares held by All Star Technology, Inc. Wei Li is a principal stockholder of All Star Technology, Inc. and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by All Star Technology, Inc. except to the extent of his pecuniary interest therein. Mr. Li has pledged all of his common stock of the Company as collateral security for the Company’s obligations under certain 6% Convertible Notes owed by the Company.

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(2)	Includes 1,000,000 shares owned by China Agricultural University. Mr. Wang exercises voting and investment control over the shares held by China Agricultural Unniversity and may be deemed to beneficially own such shares, but disclaims beneficial ownership in such shares held by China Agricultural Unniversity except to the extent of his pecuniary interest therein.

(3)	In determining beneficial ownership of our common stock, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of debentures, warrants and options which may be acquired within 60 days. In determining the percent of common stock owned by a person or entity on December 14, 2015, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which the beneficial ownership may acquire within 60 days of exercise of debentures, warrants and options, and (b) the denominator is the sum of (i) the total shares of that class outstanding on December 14, 2015 (400,000,000 shares of common stock) and (ii) the total number of shares that the beneficial owner may acquire upon exercise of the debentures, warrants and options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company’s Common Stock.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Robert L. B. Diener

Law Offices of Robert Diener

41 Ulua Place

Haiku, HI 96708

Telephone: (310) 396-1691

BY ORDER OF THE BOARD OF DIRECTORS OF KIWA BIO-TECH PRODUCTS

GROUP CORPORATION

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EXHIBIT A

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

KIWA BIO-TECH PRODUCTS GROUP CORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Kiwa Bio-Tech Products Group Corporation held on December 14, 2015, the Directors approved the following resolutions:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” by inserting the following two new paragraphs following the current text of Article FOURTH:

Effective ________________, 2016 (the “Effective Date”), each two hundred (200) shares of Common Stock then issued shall be automatically reclassified into one share of Common Stock. All fractional interests in shares shall be rounded up to the nearest whole share.

From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. Each Share of Common Stock shall continue to have $.001 par value after the reverse Stock Split.

RESOLVED FURTHER, that the portion of Article FOURTH of the Certificate of Incorporation which reads as follows:

“The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that this Corporation is authorized to issue is Four Hundred Twenty Million (420,000,000) shares. Four Hundred Million (400,000,000) shares shall be Common Stock, par value $0.001 per share and twenty million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

Shall be replaced in its entirety by the following language:

“The Corporation is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that this Corporation is authorized to issue is One Hundred Twenty Million (120,000,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, par value $0.001 per share and twenty million (20,000,000) shares shall be Preferred Stock, par value $0.001 per share.”

SECOND: That thereafter, pursuant to Delaware General Corporation Laws Section 228, a consent in writing, setting forth the action so taken, was signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this _____day of January, 2015.

By:	/s/ Jimmy Ji Zhou
Authorized Officer
Title:	President
Name:	Jimmy Ji Zhou